Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in each Prospectus constituting part of the Registration Statements on Forms S-3 (nos. 33-52241, 33-54007, 33-59703, 333-17035 and 333-36631), Form S-4 (no. 33-52245), and Forms
S-8 (nos. 333-22167 and 33-54429) of M.D.C. Holdings, Inc. of our report dated February 5, 1998 appearing on page F-2 of this Form 10-K.





/s/Price Waterhouse
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PRICE WATERHOUSE LLP

Denver, Colorado
February 5, 1998